UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2019

PAYMENT DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3611 Paesanos Parkway, Suite 300, San Antonio, TX	78231
(Address of principal executive offices)	(Zip Code)

(210) 249-4100
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Steve Huffman from our Board of Directors and Audit, Compensation and Nominations and Corporate Governance Committees

Effective April 1, 2019, Mr. Steve Huffman resigned from our Board of Directors and his respective committee appointments. We thank Mr. Huffman for his services on our Board and Committees.

Appointment of Mr. Blaise C. Bender to our Board of Directors and Audit, Compensation and Nominations and Corporate Governance Committees

On April 1, 2019, our Board of Directors appointed Blaise C. Bender as an independent member of our Board of Directors. Mr. Bender will serve as the chairman of our Audit, Compensation, and Nominations and Corporate Governance Committees.

Blaise C. Bender, 62, is currently President and Managing Shareholder of Blaise C. Bender, P.C., a law firm that concentrates on business and non-profit development, mergers and acquisitions, contractual and transactional analysis, business and individual tax planning, representation on tax issues and controversies impacting individuals and businesses, corporate legal counsel assistance, real estate, strategic planning, health care analysis and estate and trust assessment. Mr. Bender is also currently a board member of Credit Human, FCU and an adjunct faculty member at Trinity University teaching in their Masters of Accounting program. Mr. Bender is a member of the state bar of Texas and is a licensed CPA. Earlier in his career, Mr. Bender was a full-time college professor for over twenty years. He has also worked for public accounting firms, such as Arthur Anderson & Co., Deloitte & Touche and Ernst & Young. He received his B.B.A in Accounting and a Masters of Science in Finance from Texas A&M University. Mr. Bender also received an MPA in Taxation from the University of Texas at San Antonio and a Juris Doctor in Law from St. Mary’s University.

In connection with Mr. Bender’s appointment, we entered into our customary independent director agreements with Mr. Bender. Pursuant to the independent director agreement, the terms of his directorship terminate on the earliest of the following: (a) the death or disability of the director; (b) the termination of the director from membership on the board by mutual agreement; (c) the removal from the board by the majority stockholders of the Company; or (d) the resignation by the director from the board.

We agreed to pay Mr. Bender $1,000 for participating in each quarterly board and committee meeting, including the annual shareholder meeting. Mr. Bender will not receive any additional compensation for ad hoc or preparatory meetings or for being the chair of a committee, other than the Audit Committee for which he will receive $15,000 upon timely, including extensions granted by the SEC, and compliant filing of the Company’s 10-K each year.

Mr. Bender will also receive 66,667 restricted stock units convertible into our common stock, pursuant and subject to the terms of our 2015 Equity Incentive Plan. Such units will vest in three installments as follows: 22,223 units vested on April 1, 2019, 22,222 units vest on April 1, 2020, and the remaining 22,222 units vest on April 1, 2021. Unvested units are forfeited upon termination of the directorship.

There are no arrangements or understandings between Mr. Bender and any other persons pursuant to which Mr. Bender was selected as a director.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to its future activities or future events or conditions. The words “continue,” “will,” “bring,” “believe,” “estimate,” “expect,” “intend,”

“plan,” “expand,” “should,” “likely,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including risks related to the realization of the anticipated opportunities from the Singular acquisition, management of our growth, the loss of key resellers, the relationships with the Automated Clearinghouse network, bank sponsors, third-party card processing providers and merchants, the loss of key personnel, growing competition in the electronic commerce market, the security of the Company’s software, hardware and information, and compliance with complex federal, state and local laws and regulations, and other risks detailed from time to time in its filings with the SEC, including those risks discussed in the Company’s Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date as of which such statement was made.

Item 9.01    Financial Statements and Exhibits

10.1.	Independent Director Agreement dated April 1, 2019, by and between Payment Data Systems, Inc. and Blaise Bender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 PAYMENT DATA SYSTEMS, INC.
Date: April 3, 2019
By:    /s/ Louis A. Hoch
Name:     Louis A. Hoch

Title:	Chief Executive Officer and President